INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 33-17850 of
Oppenheimer Main Street Funds, Inc. on Form N-1A of our report dated September 24, 2001, appearing in the
Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights"
in the Prospectus, which is also part of such Registration Statement.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
December 18, 2001